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                                                                    Exhibit 99.2

                                 REVOCABLE PROXY
                        ENTERPRISE FEDERAL BANCORP, INC.
                               WEST CHESTER, OHIO

                         SPECIAL MEETING OF SHAREHOLDERS


                                 April 23, 1999

     The undersigned hereby appoints ____________________, with full powers of substitution, to act as proxies for the undersigned, to vote all shares of Enterprise Federal Bancorp, Inc. common stock which the undersigned is entitled to vote at the special meeting of shareholders, to be held at the Radisson Hotel, 11320 Chester Road, Sharonville, Ohio on April 23, 1999 at 10:00 a.m., and at any and all adjournments thereof, as follows:

1.    Proposal to Approve Affiliation Agreement
      FOR           AGAINST     ABSTAIN

      Proposal to approve the affiliation agreement dated as of September 25, 1998 and between Fifth Third Bancorp and Enterprise. Pursuant to the affiliation agreement, Enterprise will merge into Fifth Third. At the time the merger becomes effective, each share of common stock of Enterprise will be converted by virtue of the merger into the right to receive .68516 of a share of common stock of Fifth Third.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AFFILIATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

      THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING.

      Should the undersigned be present and elect to vote at the special meeting or at any adjournment thereof and after notification to the Secretary of Enterprise at the special meeting of the shareholder's decision to terminate this proxy, then the powers of said attorneys and proxies shall be deemed terminated and of no further force and effect.


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      The undersigned acknowledges receipt from Enterprise prior to the execution of this proxy of Notice of the Special Meeting and a Proxy Statement/ Prospectus dated ___________, 1999.

                                          PLEASE COMPLETE, DATE, SIGN AND
                                          MAIL THIS PROXY PROMPTLY IN THE
                                          ACCOMPANYING POSTAGE PREPAID
                                          ENVELOPE.

                                          Dated: _______________________, 1999

                                          Number of Shares: __________________


                                          ____________________________________
                                          PRINT NAME OF SHAREHOLDER


                                          ____________________________________
                                          SIGNATURE OF SHAREHOLDER


                                          ____________________________________
                                          PRINT NAME OF SHAREHOLDER


                                          ____________________________________
                                          SIGNATURE OF SHAREHOLDER


                                         PLEASE SIGN EXACTLY AS YOUR NAME
                                         APPEARS ON THE ENVELOPE IN WHICH THIS
                                         CARD WAS ENTITLED. WHEN SIGNING AS
                                         ATTORNEY, EXECUTOR, TRUSTEE OR
                                         GUARDIAN, PLEASE GIVE YOUR FULL TITLE.
                                         IF SHARES ARE HELD JOINTLY, EACH HOLDER
                                         SHOULD SIGN.